UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 2, 2007 (October 31, 2007)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007 we entered into employment agreements with Kenneth A. Minor and Darrin T. Coulson, our current Chief Financial Officer and Chief Operating Officer, respectively. The employment agreements provide for the continuation of the current salaries of Messrs. Minor and Coulson in the annual amounts of $221,000 and $250,000, respectively, and provides that such salaries are subject to increase each year at the discretion of the Board of Directors. Messrs. Minor and Coulson are also entitled to incidental benefits of employment under the agreements and may receive periodic performance bonuses, at the discretion of the Board of Directors. Each of the employment agreements provide that a cash severance payment be made upon termination, other than for cause, equal to the highest cash compensation paid in any of the last three fiscal years immediately prior to termination in addition to immediate vesting of all previously unvested common stock and stock options. Further, Messrs. Minor and Coulson have the right to voluntarily terminate their employment, and receive the same severance arrangement detailed above if Messrs. Minor or Coulson are demoted without cause or their duties are substantially altered, following, in either case, a Change of Control (as defined). Pursuant to the employment agreements, each of Messrs. Minor and Coulson has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of one year thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions. Kenneth Minor has been our Chief Financial Officer since June 1997, and Darrin Coulson has been our Chief Operating Officer since November 2006. The foregoing summary of the employment agreements do not purport to be complete and is qualified in its entirety by reference to the employment agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Registrant and Kenneth A. Minor dated as of October 31, 2007.

10.2	Employment Agreement between Registrant and Darrin T. Coulson dated as of October 31, 2007.

EXHIBIT LIST

NUMBER	DESCRIPTION
10.1	Employment Agreement between Registrant and Kenneth A. Minor dated as of October 31

10.2	Employment Agreement between Registrant and Darrin T. Coulson dated as of October 31

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc. (Registrant)

	By:	/s/ Kenneth A. Minor
November 2, 2007		Kenneth A. Minor
Chief Financial Officer